UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 12, 2021

Cytokinetics, Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

280 East Grand Avenue, South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 624-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CYTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 12, 2021, Cytokinetics, Incorporated (the “Registrant” or “Cytokinetics”) announced the full results from REDWOOD-HCM (Randomized Evaluation of Dosing With CK-274 in Obstructive Outflow Disease in HCM), the Phase 2 clinical trial of aficamten in patients with hypertrophic cardiomyopathy (“HCM”), and additional results from GALACTIC-HF (Global Approach to Lowering Adverse Cardiac Outcomes Through Improving Contractility in Heart Failure) assessing the effect of omecamtiv mecarbil in Black patients with heart failure (“HF”) with reduced ejection fraction (“HFrEF”), were presented in a Late Breaking Clinical Trials session at the Heart Failure Society of America (“HFSA”) Annual Scientific Meeting in Denver, CO, and virtually online.

REDWOOD-HCM: Full Results Demonstrate Improvements in LVOT-G, NT-proBNP and NYHA Class in Patients Treated with Aficamten with Reversibility After Discontinuation

Marty Maron, M.D., Director, Hypertrophic Cardiomyopathy Center; Tufts University School of Medicine, and Principal Investigator of REDWOOD-HCM presented the primary results of REDWOOD-HCM. The baseline characteristics of patients in REDWOOD-HCM were consistent with a symptomatic patient population with high resting and Valsalva gradients reflective of substantial burden of disease. Treatment with aficamten for 10 weeks resulted in statistically significant reductions from baseline compared to placebo in the average resting left ventricular (“LV”) outflow tract pressure gradient (“LVOT-G”) (p=0.0003, p=0.0004, Cohort 1 and Cohort 2, respectively) and the average post-Valsalva LVOT-G (p=0.001, p<0.0001, Cohort 1 and Cohort 2, respectively). The majority of patients treated with aficamten (78.6% in Cohort 1 and 92.9% in Cohort 2) achieved the target goal of treatment, defined as resting gradient <30 mmHg and post-Valsalva gradient <50 mmHg at Week 10 compared to placebo (7.7%).

Reductions in LVOT-G occurred within two weeks of initiating treatment with aficamten, were maximized within two to six weeks of the start of dose titration and were sustained until the end of treatment at 10 weeks. Reversibility of the pharmacodynamic effect of aficamten was seen after a two-week washout, with resting LVOT-G, post-Valsalva LVOT-G, NT-proBNP and LVEF returning to baseline values. The observed reductions in LVOT-G were dose dependent, with patients achieving greater reductions of LVOT-G with increasing doses of aficamten. Over the 10-week study period, patients treated with aficamten in both Cohort 1 and Cohort 2 also experienced statistically significant reductions in NT-proBNP (p=0.003) (Figure 1). Treatment with aficamten was also associated with an improvement in heart failure functional class as measured by New York Heart Association (“NYHA”) class. Improvement by at least one class was achieved by 31% in the placebo group, 43% of patients in Cohort 1 (p>0.1) and 64% of patients in Cohort 2 (p=0.08) (Figure 1).

Figure 1. Change from Baseline in NT-proBNP and NYHA Class

Treatment with aficamten in REDWOOD-HCM was generally well tolerated. Overall, the incidence of adverse events was similar between treatment arms, there were no treatment emergent adverse events that resulted in treatment interruption or discontinuation, and no serious adverse events ascribed to aficamten by investigators. All patients completed treatment per protocol.

GALACTIC-HF: Outcomes in Black Patients Treated with Omecamtiv Mecarbil Similar to Overall Population and to White Patients

David E. Lanfear, M.D., FACC, Section Head, Advanced Heart Failure and Transplant Cardiology; Co-Director, Center for Individualized and Genomic Medicine Research, Henry Ford Hospital, presented additional analyses of the effects of omecamtiv mecarbil in Black patients enrolled in GALACTIC-HF. Of 8,256 patients enrolled in the trial, 562 were Black (6.8%) and 285 were randomized to receive treatment with omecamtiv mecarbil. Among Black patients, treatment with omecamtiv mecarbil resulted in a trend towards reduction in the primary endpoint by 18% (HR=0.82, 95% CI 0.64-1.04), corresponding to a reduction in the primary event rate of 7.7/100 patient-years with a number-needed-to-treat of 13 patients. This result, like the overall study results, was driven primarily by a reduction in HF hospitalizations (HR=0.80) and HF events (HR=0.82), with no effect on cardiovascular mortality (HR=1.03) (Figure 2). There were no significant differences in adverse events in Black patients between the groups treated with omecamtiv mecarbil and placebo.

Figure 2. Primary Outcome in Black Patients Enrolled in GALACTIC-HF

A great majority of Black patients in GALACTIC-HF (n = 535, 95%) were enrolled in the United States (n=357), South Africa (n=78) and Brazil (n=100). Black patients enrolled in these countries were younger, more often female, had lower ejection fraction (EF), more often had hypertension and diabetes, and were less likely to have atrial arrhythmias or ischemic etiology compared to white patients (each p≤0.001). An analysis of Black patients enrolled only in these three countries showed that, compared to white patients from the same countries, they had a statistically similar overall benefit from treatment with omecamtiv mecarbil (HR=0.83 vs. HR=0.88), with a numerically greater risk reduction in hospitalization (HR=0.81 vs. HR=0.90).

About Aficamten

Aficamten is an investigational selective, small molecule cardiac myosin inhibitor discovered following an extensive chemical optimization program that was conducted with careful attention to therapeutic index and pharmacokinetic properties that may translate into next-in-class potential in clinical development. Aficamten was designed to reduce the number of active actin-myosin cross bridges during each cardiac cycle and consequently suppress myocardial hypercontractility that is associated with hypertrophic cardiomyopathy (HCM). In preclinical models, aficamten reduced myocardial contractility by binding directly to cardiac myosin at a distinct and selective allosteric binding site, thereby preventing myosin from entering a force producing state.

The development program for aficamten is assessing its potential for the treatment of HCM and to improve exercise capacity and relieve symptoms in patients with hyperdynamic ventricular contraction and includes REDWOOD-HCM, a Phase 2 clinical trial designed to evaluate the effect of treatment with aficamten compared to placebo on measures of safety, tolerability as well as pharmacodynamics and biomarkers.

About Hypertrophic Cardiomyopathy

HCM is a disease in which the heart muscle (myocardium) becomes abnormally thick (hypertrophied). The thickening of cardiac muscle leads to the inside of the left ventricle becoming smaller and stiffer, and thus the ventricle becomes less able to relax and fill with blood. This ultimately limits the heart’s pumping function, resulting in symptoms including chest pain, dizziness, shortness of breath, or fainting during physical activity. A subset of patients with HCM are at high risk of progressive disease which can lead to atrial fibrillation, stroke and death due to arrhythmias. There are no FDA approved medical treatments that directly address the hypercontractility that underlies HCM.

About Omecamtiv Mecarbil

Omecamtiv mecarbil is an investigational, selective, small molecule cardiac myosin activator, the first of a novel class of myotropes1 designed to directly target the contractile mechanisms of the heart, binding to and recruiting more cardiac myosin heads to interact with actin during systole. Omecamtiv mecarbil was designed to increase the number of active actin-myosin cross bridges during each cardiac cycle and consequently augment the impaired contractility that is associated with heart failure with HFrEF. Preclinical research has shown that omecamtiv mecarbil increases cardiac contractility without increasing intracellular myocyte calcium concentrations or myocardial oxygen consumption.2-4

The development program for omecamtiv mecarbil is assessing its potential for the treatment of HFrEF. and includes GALACTIC-HF and METEORIC-HF, a Phase 3 clinical trial designed to evaluate the effect of treatment with omecamtiv mecarbil compared to placebo on exercise capacity.

About Heart Failure

Heart failure is a grievous condition that affects more than 64 million people worldwide5 about half of whom have reduced left ventricular function.6,7 It is the leading cause of hospitalization and readmission in people age 65 and older.8,9 Despite broad use of standard treatments and advances in care, the prognosis for patients with heart failure is poor.10 An estimated one in five people over the age of 40 are at risk of developing heart failure, and approximately 50 percent of people diagnosed with heart failure will die within five years of initial hospitalization.11,12 More than 2 million people in the U.S. are estimated to have an ejection fraction <30%, indicating they may have severe heart failure.13

About Cytokinetics

Cytokinetics is a late-stage biopharmaceutical company focused on discovering, developing and commercializing first-in-class muscle activators and next-in-class muscle inhibitors as potential treatments for debilitating diseases in which muscle performance is compromised. As a leader in muscle biology and the mechanics of muscle performance, the company is developing small molecule drug candidates specifically engineered to impact muscle function and contractility. Cytokinetics is preparing a U.S. NDA submission of omecamtiv mecarbil, its novel cardiac muscle activator, following positive results from GALACTIC-HF, a large, international Phase 3 clinical trial in patients with heart failure. Cytokinetics is conducting METEORIC-HF, a second Phase 3 clinical trial of omecamtiv mecarbil. Cytokinetics is also developing aficamten, a next-generation cardiac myosin inhibitor, for the potential treatment of HCM. The company has announced positive results from Cohorts 1 and 2 in REDWOOD-HCM, a Phase 2 clinical trial of aficamten in patients with obstructive HCM. Cytokinetics expects to start a Phase 3 clinical trial of aficamten in patients with obstructive HCM in Q4 2021. Cytokinetics is also developing reldesemtiv, a fast skeletal muscle troponin activator, currently the subject of COURAGE-ALS, a Phase 3 clinical trial in patients with ALS. Cytokinetics continues its over 20-year history of pioneering innovation in muscle biology and related pharmacology focused to diseases of muscle dysfunction and conditions of muscle weakness.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). Cytokinetics disclaims any intent or obligation to update these forward-looking statements and claims the protection of the Act's Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the GALACTIC-HF or REDWOOD-HCM clinical trials, statements relating to the potential benefits of omecamtiv mecarbil or aficamten, and statements relating to the potential submission of an NDA for omecamtiv mecarbil. Cytokinetics' research and development activities; the design, timing, results, significance and utility of preclinical and clinical results; and the properties and potential benefits of Cytokinetics' other drug candidates. Such statements are based on management's current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to, potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or product sale or manufacturing, or production of Cytokinetics' drug candidates that could slow or prevent clinical development or product approval; Cytokinetics' drug candidates may have adverse side effects or inadequate therapeutic efficacy; the FDA or foreign regulatory agencies may delay or limit Cytokinetics' ability to conduct clinical trials; Cytokinetics may be unable to obtain or maintain patent or trade secret protection for its intellectual property; standards of care may change, rendering Cytokinetics' drug candidates obsolete; and competitive products or alternative therapies may be developed by others for the treatment of indications Cytokinetics' drug candidates and potential drug candidates may target. For further information regarding these and other risks related to Cytokinetics' business, investors should consult Cytokinetics' filings with the Securities and Exchange Commission.

References:

1.	Psotka MA, Gottlieb SS, Francis GS et al. Cardiac Calcitropes, Myotropes, and Mitotropes. JACC. 2019; 73:2345-53.
2.	Planelles-Herrero VJ, Hartman JJ, Robert-Paganin J. et al. Mechanistic and structural basis for activation of cardiac myosin force production by omecamtiv mecarbil. Nat Commun. 2017;8:190.
3.	Shen YT, Malik FI, Zhao X, et al. Improvement of cardiac function by a cardiac myosin activator in conscious dogs with systolic heart failure. Circ Heart Fail. 2010; 3: 522-27.
4.	Malik FI, Hartman JJ, Elias KA, Morgan BP, Rodriguez H, Brejc K, Anderson RL, Sueoka SH, Lee KH, Finer JT, Sakowicz R. Cardiac myosin activation: a potential therapeutic approach for systolic heart failure. Science. 2011 Mar 18;331(6023):1439-43.
5.	James et al. GBD 2017 Disease and Injury Incidence and Prevalence Collaborators. Lancet 2018; 392: 1789–858.
6.	Yancy CW, Jessup M, Bozkurt B, et al. 2013 ACCF/AHA Guideline for the Management of Heart failure: A Report of the American College of Cardiology Foundation/American Heart Association Task Force on Practice Guidelines. Circulation. 2013;128:e240-e327.
7.	Ponikowski P, Voors AA, Anker SD, et al. 2016 ESC guidelines for the diagnosis and treatment of acute and chronic heart failure: The Task Force for the diagnosis and treatment of acute and chronic heart failure of the European Society of Cardiology (ESC). Developed with the special contribution of the Heart Failure Association (HFA) of the ESC. Eur Heart J. 2016;37:2129–2200.
8.	Roger VL. Epidemiology of Heart Failure. Circulation Research. 2013;113:646-659, originally published August 29, 2013. Doi: 10.1161/CIRCRESAHA.113.300268.
9.	Kilgore M, Patel HK, Kielhorn A et al. Economic burden of hospitalizations of Medicare beneficiaries with heart failure. Risk Manag Healthc Policy. 2017; 10: 63-70.
10.	Jhund PS, MacIntyre K, Simpson CR, et al. Long-Term Trends in First Hospitalization for Heart Failure and Subsequent Survival Between 1986 and 2003. Circulation. 2009;119:515-523.
11.	Benjamin EJ, Virani SS, Callaway CW et al. Heart Disease and Stroke Statistics—2018 Update: A Report From the American Heart Association. Circulation. 2018;137:e67-e492.
12.	Roger VL, Weston SA, Redfield MM, et al. Trends in Heart Failure Incidence and Survival in a Community-Based Population. JAMA. 2004;292:344-350.
13.	Shannon M. Dunlay, Véronique L. Roger, Susan A. Weston, Ruoxiang Jiang, and Margaret M. Redfield (Circ Heart Fail. 2012;5:720-726.); Olmsted County community cohort of HF patients (1984 to 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date: September 13, 2021	By:	/s/ Ching Jaw
Ching Jaw
Senior Vice President, Chief Financial Officer